UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020
CARDIOVASCULAR SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)

651 259-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, One-tenth of One Cent ($0.001) Par Value Per Share	CSII	The Nasdaq Stock Market LLC

Item 2.02. Results of Operations and Financial Condition.

Cardiovascular Systems, Inc. (the “Company”) is withdrawing its financial guidance for the full fiscal year ending June 30, 2020, previously issued on February 5, 2020. The Company filed a Form 8-K on March 20, 2020, which reported a disruption in the procedures using its products as a result of the COVID-19 outbreak in the United States and internationally, and that the Company is experiencing and may experience other disruptions as a result of the COVID-19 outbreak. The COVID-19 pandemic continues to expand and its scope, duration and impact are uncertain, and the Company is unable to reasonably estimate the overall impacts on its operations and financial results at this time.

The Company believes that its long-term fundamentals are favorable given the large patient populations served by its innovative solutions for the revascularization of patients with complex coronary and peripheral artery disease. In addition, the Company believes it is currently well-capitalized. As of December 31, 2019, the Company had cash and marketable securities totaling over $109 million and no long-term debt.

The Company will provide additional information during its next earnings call, currently anticipated to occur in early May 2020.

Forward-Looking Statements

Statements in this Form 8-K regarding the potential future impact of the COVID-19 outbreak and the Company’s long-term fundamentals and capitalization are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the pendency and impact of the COVID-19 outbreak, government actions, material delays and cancellations of procedures, delayed spending by healthcare providers, supply chain disruptions, and other factors detailed from time to time in the Company’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this Form 8-K. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this Form 8-K. The forward-looking statements made in this Form 8-K are made only as of the date of this Form 8-K, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2020, Scott Ward, the Company’s Chairman, President and Chief Executive Officer, voluntarily instituted a temporary reduction of 30% in the base salary otherwise payable to him. This salary reduction is not intended to reduce any benefits otherwise provided to Mr. Ward and will not modify other rights under any applicable employment agreements or arrangements for Mr. Ward determined by reference to his base salary, and those agreements and arrangements will continue to be applied based on the base salary in effect prior to this reduction, except to the extent required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 1, 2020

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Jeffrey S. Points
Jeffrey S. Points Chief Financial Officer